UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2026

HOWARD HUGHES HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41779 (Commission File Number)	93-1869991 (I.R.S. Employer Identification No.)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77381

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (281) 719-6100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock $0.01 par value per share	HHH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 17, 2026, The Howard Hughes Corporation (“HHC”), a wholly owned subsidiary of Howard Hughes Holdings Inc. (the “Company”), completed its previously announced private offering (the “Offering”) to eligible purchasers of $1 billion aggregate principal amount of HHC senior notes consisting of (i) $500 million in aggregate principal amount of 5.875% senior notes due 2032 (the “2032 Notes”) and (ii) $500 million in aggregate principal amount of 6.125% senior notes due 2034 (the “2034 Notes” and, together with the 2032 Notes, the “Notes”).

Indenture for 5.875% Senior Notes due 2032

The 2032 Notes were issued pursuant to an indenture, dated February 17, 2026 (the “2032 Notes Indenture”), by and between HHC, as issuer, and Computershare Trust Company, N.A., as trustee. The 2032 Notes have not been registered under the Securities Act of 1933 (the “Securities Act”) or the securities laws of any other jurisdiction and were offered and sold either to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act (“Rule 144A”) or to persons outside the United States under Regulation S of the Securities Act (“Regulation S”).

The 2032 Notes mature on March 1, 2032. Interest accrues on the 2032 Notes at a rate of 5.875% per annum from the date of issuance, and interest is payable semiannually, on March 1 and September 1 of each year. The first interest payment date is September 1, 2026. HHC may redeem all or part of the 2032 Notes at any time on or after September 1, 2028 at prices set forth in the 2032 Notes Indenture, plus accrued and unpaid interest up to, but not including, the redemption date. At any time prior to September 1, 2028, HHC may redeem up to 40% of the 2032 Notes using the proceeds from certain equity offerings at a redemption price of 105.875% of the principal amount, plus accrued and unpaid interest up to, but not including, the redemption date. At any time prior to September 1, 2028, HHC may also redeem some or all of the 2032 Notes at a price equal to 100% of the principal amount, plus a “make-whole” premium and accrued and unpaid interest up to, but not including, the redemption date.

Upon the occurrence of certain events constituting a change of control, HHC may be required to make an offer to repurchase all of the 2032 Notes (unless otherwise redeemed) at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase.

The 2032 Notes Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the 2032 Notes then outstanding may declare the entire principal amount of the 2032 Notes, and the interest accrued on such 2032 Notes, to be immediately due and payable.

The foregoing summary description of the 2032 Notes Indenture and the 2032 Notes does not purport to be complete and is qualified in its entirety by reference to the terms of the 2032 Notes Indenture and the form of 2032 Notes included therein, copies of which are filed hereto as Exhibits 4.1 and 4.2, respectively, and incorporated by reference in this Current Report on Form 8-K.

Indenture for 6.125% Senior Notes due 2034

The 2034 Notes were issued pursuant to an indenture, dated February 17, 2026 (the “2034 Notes Indenture”), by and between HHC, as issuer, and Computershare Trust Company, N.A., as trustee. The 2034 Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and were offered and sold either to “qualified institutional buyers” pursuant to Rule 144A or to persons outside the United States under Regulation S.

The 2034 Notes mature on March 1, 2034. Interest accrues on the 2034 Notes at a rate of 6.125% per annum from the date of issuance, and interest is payable semiannually, on March 1 and September 1 of each year. The first interest payment date is September 1, 2026. HHC may redeem all or part of the 2034 Notes at any time on or after March 1, 2029 at prices set forth in the 2034 Notes Indenture, plus accrued and unpaid interest up to, but not including, the redemption date. At any time prior to March 1, 2029, HHC may redeem up to 40% of the 2034 Notes using the proceeds from certain equity offerings at a redemption price of 106.125% of the principal amount, plus accrued and unpaid interest up to, but not including, the redemption date. At any time prior to March 1, 2029, HHC may also redeem some or all of the 2034 Notes at a price equal to 100% of the principal amount, plus a “make-whole” premium and accrued and unpaid interest up to, but not including, the redemption date.

Upon the occurrence of certain events constituting a change of control, HHC may be required to make an offer to repurchase all of the 2034 Notes (unless otherwise redeemed) at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase.

The 2034 Notes Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the 2034 Notes then outstanding may declare the entire principal amount of the 2034 Notes, and the interest accrued on such 2034 Notes, to be immediately due and payable.

The foregoing summary description of the 2034 Notes Indenture and the 2034 Notes does not purport to be complete and is qualified in its entirety by reference to the terms of the 2034 Notes Indenture and the form of 2034 Notes included therein, copies of which are filed hereto as Exhibits 4.3 and 4.4, respectively, and incorporated by reference in this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement

As previously disclosed, on February 4, 2026, HHC provided notice of its intention to redeem all its $750,000,000 aggregate principal amount of outstanding 5.375% Senior Notes due 2028 (the “2028 Notes”), on February 19, 2026 (the “Redemption Date”). Substantially concurrently with the closing of the Offering of the Notes, on February 17, 2026, the Company irrevocably deposited with the trustee of the 2028 Notes sufficient funds to pay in full the applicable redemption price for the 2028 Notes, plus accrued and unpaid interest to, but excluding, the Redemption Date. Upon deposit of such funds with the trustee of the 2028 Notes, together with other specified documents delivered on February 17, 2026, the indenture governing the 2028 Notes (the “2028 Notes Indenture”) was satisfied and discharged in accordance with its terms. As a result of the satisfaction and discharge of the 2028 Notes Indenture, the Company has been released from its obligations with respect to the 2028 Notes Indenture and the 2028 Notes, except with respect to those provisions of such indenture that, by their terms, survive the satisfaction and discharge of such indenture.

Item 8.01	Other Events

On February 17, 2026, the Company issued a press release announcing the closing of the Offering of the Notes. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of February 17, 2026, by and between The Howard Hughes Corporation and Computershare Trust Company, N.A., relating to the 2032 Notes.

4.2	Form of 5.875% Senior Notes due 2032 (included in Exhibit 4.1)

4.3	Indenture, dated as of February 17, 2026, by and between The Howard Hughes Corporation and Computershare Trust Company, N.A., relating to the 2034 Notes.

4.4	Form of 6.125% Senior Notes due 2034 (included in Exhibit 4.3)

99.1	Press release issued February 17, 2026 announcing closing of 2032 Notes and 2034 Notes offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD HUGHES HOLDINGS INC.

Date: February 17, 2026	By:	/s/ Joseph Valane
Joseph Valane
General Counsel & Secretary